Exhibit 10.1

AMENDMENT

to

EMPLOYMENT AGREEMENT

                THIS AMENDMENT (“Amendment”) to that certain Employment Agreement, dated October 15, 2001, by and between Western Gas Resources, Inc.,  (the “Corporation”) and Peter A. Dea, (“Employee”) (the “Agreement”), is made and entered into this 20th day of May, 2005.

RECITALS

                WHEREAS, the Corporation and Employee have entered into negotiations to renew the Agreement; and

                WHEREAS, the parties desire to enter into a short-term extension of the term of the Agreement to facilitate the completion of their negotiations and the execution of a new employment agreement.

AGREEMENT

                NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement and this Amendment, the parties hereto agree as follows:

1.               That Section 1 of the Agreement be amended by deleted the words “May 31, 2005” and inserting in lieu thereof the words “July 31, 2005”.

2.               Unless otherwise amended herein, all other provisions of the Agreement shall remain in full force and effect as originally written.

3.               This Amendment may be executed in any number of counterparts, each of which shall be considered an original.

                IN WITNESS WHEREOF, the parties hereunto have executed this Amendment as of the date first written above.

WESTERN GAS RESOURCES, INC.:

By:	/s/ John C. Walter
Name: John C. Walter
Title: Executive Vice President

EMPLOYEE:

By:	/s/ Peter A. Dea
Peter A. Dea